CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the Registration Statement No. 33-76030 on Form N-4 (the "Registration Statement") of (1) our reports dated February 10, 1998 relating to the financial statements of Separate Account Nos. 13, 10, 4, 3 and 51 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1997, and (2) our report dated February 10, 1998 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1997, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registrations Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Experts" in the Prospectus.



/s/ Price Waterhouse LLP
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    Price Waterhouse LLP
    New York, New York
    April 27, 1998